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                                                                    EXHIBIT 10.5
                       GEORGIA-CAROLINA BANCSHARES, INC.

                        INCENTIVE STOCK OPTION AGREEMENT


Employee:
          -------------------------------------------

Number of Shares Subject to Option:
                                    -----------------

Option Price:  $
                -----------

Date of Grant:
               ------------


     THIS INCENTIVE STOCK OPTION AGREEMENT ("Option Agreement") is made and entered into this ____ day of _________, 20__ by and between Georgia-Carolina Bancshares, Inc. ("Bancshares") and __________________ ("Employee");

                              W I T N E S S E T H:
                               - - - - - - - - - -

     The Board of Directors of Bancshares has adopted that certain 2004 Incentive Plan (the "Plan"), a copy of which is attached hereto as Exhibit "A" and incorporated herein by reference. Pursuant to the terms of the Plan, the Board of Directors has selected Employee to participate in the Plan and desires to grant to Employee certain incentive stock options to purchase shares of Bancshares' authorized $.001 par value common stock ("Stock"), subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Incorporation of Plan Provisions. This Option Agreement is subject to and is to be construed in all respects in a manner which is consistent with the terms of the Plan, the provisions of which are hereby incorporated by reference into this Option Agreement. Unless specifically provided otherwise, all terms used in this Option Agreement shall have the same meaning as in the Plan.

     2. Grant of Option. Employee is hereby granted under the Plan, an incentive stock option to purchase, on the terms and conditions set forth in this Option Agreement, ____ shares of Stock, effective as of the date first written above.

     3. Fair Market Value of Stock. The Board of Directors has determined, in good faith and in its best judgment, that the fair market value per share of Stock as of the date this stock option is granted is $_____.

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     4. Option Price. The Board of Directors has determined that the price for each share of qualified Stock purchased under this Option Agreement shall be $____.

     5. Expiration of Options. This option will expire (to the extent not previously fully exercised) at 5:00 p.m., Eastern Time on _________, 20__ (the tenth anniversary of the date of grant of the option) unless sooner terminated in whole or in part as follows:

          (a) In the event of the Employee's termination of employment with Bancshares, or any subsidiary of Bancshares, otherwise than as a result of Employee's retirement, death or permanent and total disability, this option shall expire three (3) months after the date of such termination.

          (b) In the event of the Employee's termination of employment with Bancshares, or any subsidiary of Bancshares, by reason of Employee's retirement, death or permanent and total disability, this option shall expire twelve (12) months after the date of such termination.

          (c) In the event of the Employee's termination of employment with Bancshares, or any subsidiary of Bancshares, for any reason, including retirement, death or permanent and total disability, any portion of this option that is not exercisable on the date Employee ceases such employment shall immediately expire on such date.

     6. Exercise of Option. Unless options hereunder shall earlier lapse or expire pursuant to Section 5 hereof, this option shall be exercisable with respect to the aggregate of ____shares subject to this Option Agreement as follows:

            (i)      as of ________, 20__, 20% of the aggregate shares;
            (ii)     as of ________, 20__, 40% of the aggregate shares;
            (iii)    as of ________, 20__, 60% of the aggregate shares;
            (iv)     as of ________, 20__, 80% of the aggregate shares; and
            (v)      as of ________, 20__, 100% of the aggregate shares.

     To the extent such options become exercisable in accordance with the foregoing, Employee may exercise this stock option, in whole or in part, from time to time. The option exercise price may be paid in any manner permitted by
Section 3.2(B) of the Plan.

     7. Manner of Exercise. This stock option may be exercised by written notice to the Secretary of Bancshares at the principal executive offices of Bancshares specifying the number of shares to be purchased and signed by Employee or such other person who may be entitled to acquire Stock under this Option Agreement. If any such notice is signed by a person other than Employee, such person shall also provide such other information and documentation as the Secretary of Bancshares may reasonably require to assume that such person is entitled to acquire Stock under the terms of the Plan and this Option Agreement. After receipt of the notice and any other assurances requested by Bancshares under this Section 7, and upon receipt of the full option price, Bancshares shall issue to the person giving notice of exercise under this Option Agreement the number of shares specified in such notice.

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     8. Restrictions on Transferability. The option is not transferable except by will or by the laws of descent and distribution. The option may be exercised during the lifetime of the Employee only by the Employee.

     9. Plan Controls. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan shall be controlling and determinative.

     10. Interpretation. It is the intent of the parties hereto that the option qualify for incentive stock option treatment pursuant to, and to the extent permitted by, Section 422 of the Code. All provisions hereof are intended to have, and shall be construed to have, such meanings as are set forth in applicable provisions of the Code and Treasury Regulations to allow the Option to so qualify.

     IN WITNESS WHEREOF, Georgia-Carolina Bancshares, Inc., acting by and through its duly authorized officers, has caused this Option Agreement to be executed, and the Employee has executed this Option Agreement, all as of the day and year first above written.


                          "BANCSHARES"

                          GEORGIA-CAROLINA BANCSHARES, INC.

                          By:
                              -------------------------------------------------
                          Name:
                                -----------------------------------------------
                          Title:
                                 ----------------------------------------------

                          "EMPLOYEE"

                          ------------------------------------------------------
                          [Name]



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